Exhibit 99.1 HF SINCLAIR CORPORATION ANNOUNCES APPOINTMENT OF RHOMAN HARDY TO ITS BOARD OF DIRECTORS July 5, 2022 – HF Sinclair Corporation (NYSE:DINO) (“HF Sinclair”) today announced that its Board of Directors (the “Board”) appointed Rhoman J. Hardy to the Board, effective July 2, 2022. This appointment increases the size of the Board to twelve directors and increases the number of independent directors on the Board from nine to ten. Mr. Hardy joined Shell USA, Inc. (formerly Shell Oil Company, Inc.) in 1988, and at the time of his retirement in 2022, Mr. Hardy served as Senior Vice President, Shell Chemicals and Products, for the U.S. Gulf Coast, a position he held since 2021. Prior to that time, Mr. Hardy served in a number of leadership positions, including as Vice President, Shell Chemicals and Products/General Manager, Shell Geismar Chemical Site from 2018 until 2021 and as General Manager, Shell Geismar Chemical Site from 2015 to 2018. With more than 34 years of experience in the oil and gas industry, Mr. Hardy brings to the Board significant insight in the development of energy infrastructure and extensive technical and operational expertise, as well as executive and general management experience. “As we continue to further diversity and strengthen our Board, we are excited to welcome Rhoman. He brings strong industry experience and expertise to the HF Sinclair Board. We look forward to his contributions to our Board and HF Sinclair,” said Franklin Myers, Chairman of the Board. About HF Sinclair Corporation HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products in 19 states principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at three of its facilities in Wyoming and New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries. Forward-Looking Statements The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from

Exhibit 99.1 what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, HF Sinclair’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC, “Sinclair Oil”) and Sinclair Transportation Company LLC (“STC”) businesses acquired from REH Company (formerly known as The Sinclair Companies) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; HF Sinclair’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in HF Sinclair’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to HF Sinclair; the effectiveness of HF Sinclair’s capital investments and marketing strategies; the HF Sinclair’s and HEP’s efficiency in carrying out and consummating construction projects, including the HF Sinclair’s ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; HF Sinclair’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of HF Sinclair to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for HF Sinclair’s refined products and create instability in the financial markets that could restrict HF Sinclair’s ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the HF Sinclair’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. FOR FURTHER INFORMATION, Contact: HF Sinclair Corporation Craig Biery, Vice President, Investor Relations 214-954-6510 or Trey Schonter, Manager, Investor Relations 214-954-6510